News Release Corporate Headquarters 14025 Riveredge Drive, Suite 300 Tampa, FL 33637

CROWN Announces Cash Tender Offer for Debt Securities

Tampa, FL – November 12, 2025. Crown Holdings, Inc. (NYSE: CCK) (“Crown”) today announced that its wholly-owned subsidiary Crown Cork & Seal Company, Inc. (the “Company”) has commenced a cash tender offer (the “Tender Offer”) to purchase any and all of the outstanding 7 3/8% Debentures due 2026 (the “Debentures”).

Title of Security	CUSIP(1)	Aggregate Principal Amount Outstanding	Reference U.S. Treasury Security	Fixed Spread (basis points)	Bloomberg Reference Page(2)
7 3/8% Debentures due 2026	228255 AH8	$350,000,000	4.375% due 12/15/2026	15 bps	FIT4

(1) No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this news release or printed on the Debentures. They are provided solely for the convenience of Holders of the Debentures.

(2) The Bloomberg Reference Page is provided for convenience only. To the extent any Bloomberg Reference Page changes prior to the Price Determination Date (as defined below), the Dealer Managers referred to below will quote the applicable Reference Treasury Security from the updated Bloomberg Reference Page.

The terms and conditions of the Tender Offer are described in an Offer to Purchase dated November 12, 2025 (as it may be amended or supplemented, the “Offer to Purchase”). The Tender Offer is subject to the satisfaction of certain conditions as set forth in the Offer to Purchase.

Subject to applicable law, the Company may waive any and all of these conditions or extend or terminate the Tender Offer with respect to the Debentures, at any time, prior to the Expiration Time. The Tender Offer is not conditioned upon any minimum amount of Debentures being tendered. Capitalized terms used in this news release and not defined herein have the meanings given to them in the Offer to Purchase.

The Tender Offer will expire at 5:00 p.m., New York City time, on November 18, 2025, unless extended (such date and time, as the same may be extended, the “Expiration Time”) or earlier terminated. In order to receive the Tender Offer Consideration, Holders of Debentures must validly tender and not validly withdraw their Debentures (or comply with the procedures for guaranteed delivery) prior to the Expiration Time.

The Tender Offer Consideration for each $1,000 in principal amount of Debentures tendered and not withdrawn before the Expiration Time and accepted for payment pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase. The consideration will be determined by reference to the applicable fixed spread specified for the Debentures over the yield based on the bid-side price of the applicable Reference U.S. Treasury Security specified in the table above, as fully described in the Offer to Purchase. The consideration will be calculated by the Dealer Managers for the Tender Offer at 2:00 p.m., New York City time, on November 18, 2025, unless extended (such time and date, as the same may be extended, the “Price Determination Date”).

In addition to the Tender Offer Consideration, accrued and unpaid interest up to, but not including, the Settlement Date will be paid in cash on all validly tendered Debentures accepted for purchase in the Tender Offer. The purchase price plus accrued and unpaid interest for Debentures that are validly tendered and not validly withdrawn before the Expiration Time and accepted for purchase will be paid by the Company in same day funds on the Settlement Date, which the Company expects will be November 21, 2025, assuming that the Tender Offer is not extended or earlier terminated. No tenders will be valid if submitted after the Expiration Time. Tendered Debentures may be validly withdrawn at any time (i) prior to the earlier of (x) the Expiration Time and (y) if the Tender Offer is extended, the tenth business day after commencement of the Tender Offer, and (ii) after the 60th business day after the commencement of the Tender Offer if for any reason the Tender Offer has not been consummated within 60 business days after commencement.

News Release Corporate Headquarters 14025 Riveredge Drive, Suite 300 Tampa, FL 33637

If Holders do not tender their Debentures they will remain outstanding. If the Company consummates the Tender Offer, the trading market for the outstanding Debentures may be significantly more limited.

Notwithstanding any other provision of the Tender Offer, the Company’s obligation to accept for purchase, and to pay for, Debentures validly tendered and not validly withdrawn, if applicable, pursuant to the Tender Offer is subject to, and conditioned upon, the satisfaction of or, where applicable, its waiver of, certain conditions.

Mizuho Securities USA LLC and PNC Capital Markets LLC are the Dealer Managers for the Tender Offer. Global Bondholder Services Corp. is the Tender and Information Agent. Persons with questions regarding the Tender Offer should contact Mizuho Securities USA LLC at (866) 271-7403 (toll-free) or (212) 205-7741 (collect), PNC Capital Markets LLC at (855) 881-0697 (toll-free), 212-878-8946 (collect) or liabilitymanagement@pnc.com. Questions regarding the tendering of Debentures and requests for copies of the Offer to Purchase and Notice of Guaranteed Delivery and related materials should be directed to Global Bondholder Services Corp. at (212) 430-3774 or contact@gbsc-usa.com. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following web address: https://www.gbsc-usa.com/crown.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the Debentures. This news release is not a notice of redemption with respect to the Debentures. The Tender Offer is made only by the Offer to Purchase and Notice of Guaranteed Delivery and the information in this news release is qualified by reference to the Offer to Purchase dated November 12, 2025. There is no separate letter of transmittal in connection with the Offer to Purchase. None of Crown, Crown’s Board of Directors, the Company, the Company’s Board of Directors, the Dealer Managers, the Tender and Information Agent or the trustee with respect to the Debentures is making any recommendation as to whether Holders should tender any Debentures in response to the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Debentures, and, if so, the principal amount of Debentures to tender.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this press release consists of forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve a number of risks, uncertainties and other factors, including regarding the tender offer and redemption, any of which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Other important factors that could cause the statements made in this press release or the actual results of operations or financial condition of Crown to differ include, without limitation, that the tender offer is subject to a number of conditions and approvals and the final terms may vary substantially as a result of market and other conditions. There can be no assurance that the tender offer will be completed as described herein or at all. Other important factors are discussed under the caption “Forward-Looking Statements” in Crown’s Form 10-K Annual Report for the year ended December 31, 2024 and in subsequent filings made prior to or after the date hereof. Crown does not intend to review or revise any particular forward-looking statement in light of future events.

About Crown Holdings, Inc.

Crown Holdings, Inc., through its subsidiaries, is a leading global supplier of rigid packaging products to consumer marketing companies, as well as transit and protective packaging products, equipment and services to a broad range of end markets. World headquarters are located in Tampa, Florida. For more information, visit www.crowncork.com.

For more information, contact: Thomas T. Fischer, Vice President, Investor Relations and Corporate Affairs, (215) 552-3720.